UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Franklin Parkway, San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 16, 2006, the Board of Directors of Franklin Resources, Inc. (the “Company”) approved the appointment of Kenneth A. Lewis as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective October 20, 2006. Upon the effectiveness of Mr. Lewis’s appointment, he will be the Company’s principal financial officer and principal accounting officer.

As previously reported in the Company’s Form 8-K filed with the Securities and Exchange Commission on September 12, 2006 (the “Prior Form 8-K”), James R. Baio, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, notified the Company on September 6, 2006 that he will end his employment on October 20, 2006.

Information with respect to Mr. Baio’s resignation and with respect to Mr. Lewis was previously reported in the Prior Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: October 20, 2006	/s/ Barbara J. Green
Name: Barbara J. Green
Title: Vice President, Deputy General Counsel and Secretary